Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration on Form S-8, File No. 333-179385, of AllDigital Holdings, Inc. and subsidiary of our report dated March 26, 2012, which appears in this Form 10-K, relating to the consolidated financial statements and financial statement schedule for the years ended December 31, 2011 and 2010.

/s/ ROSE, SNYDER & JACOBS LLP

Encino, California

March 26, 2012